Exhibit 99.2

Introduction to the unaudited pro forma
condensed consolidated financial statements of Hawker Energy, Inc.

The unaudited pro forma condensed consolidated financial statements present the impact on Hawker Energy, Inc. results of operations attributable to the acquisition of TEG on February 3, 2015, with an effective date of February 1, 2015 (the “TEG Acquisition”).

The purchase price was $1 plus the issuance of 3,000,000 shares of our common stock and a five-year warrant (“Warrant”) to purchase up to an additional 5,000,000 shares of our common stock for $0.25 per share.  In addition, between April 2014 and January 2015, Hawker and its subsidiary Tapia Holdings, LLC made advances pursuant to a secured subordinated loan agreement to TEG totaling approximately $1.6 million, including accrued interest receivable.  This amount constitutes additional consideration for the TEG Acquisition, as this note receivable was not settled prior to the closing of the TEG Acquisition.  As a result of this transaction, TEG became a wholly-owned subsidiary of Hawker.

TEG is an energy company focused on exploitation and production of crude oil in Southern California.   TEG’s assets comprise four oil and gas leases encompassing the Tapia Canyon field (the “Tapia Assets”) and one lease west of the Tapia Canyon field (the “Eureka Assets”), and the accompanying production equipment.  The Tapia Assets, located 40 miles north of Los Angeles, California, consist of four oil leases covering 262 gross acres.  The Eureka Assets, located 25 miles west of the Tapia Canyon oil field in Ventura County, California, cover an area of approximately 1,510 gross acres.

The unaudited pro forma condensed consolidated statements of operations for the year ended August 31, 2014 and six months ended February 28, 2015 are based on the historical financial statements of Hawker and TEG.  The unaudited pro forma condensed consolidated statements of operations have been prepared as if the TEG Acquisition had been closed on September 1, 2013.  As the balance sheet of TEG has been consolidated with Hawker on February 28, 2015, presentation of a pro forma condensed consolidated balance sheet is not necessary.  The unaudited pro forma condensed consolidated statements of operations have also been prepared based on certain pro forma adjustments, as described in the accompanying notes.

The following unaudited pro forma condensed consolidated statements of operations are qualified in their entirety by reference to, and should be read in conjunction with, such historical financial statements and related notes contained in: (1) Hawker’s audited historical financial statements set forth in its Annual Report on Form 10-K as of and for the year ended August 31, 2014, as amended, and unaudited historical financial statements set forth in its Quarterly Report on Form 10-Q as of and for the three months ended February 28, 2015, both as filed with the SEC; and (2) the TEG audited historical financial statements as of and for the years ended December 31, 2014 and 2013, as included in this Current Report on Form 8-K/A.

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated statement of operations are based upon currently available information and certain assumptions and estimates; therefore the actual effects of these transactions will differ from the pro forma adjustments.  However, management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on Hawker and TEG.  In addition, management considers the pro forma adjustments to be factually supportable and appropriately represent the expected impact of items that are directly attributable to the acquisition of TEG by Hawker.

The unaudited pro forma consolidated statement of operations is not necessarily indicative of the results that would have occurred if Hawker had acquired TEG on September 1, 2013 nor are they indicative of the future operating results of Hawker including TEG.

The pro forma financial statements do not include any adjustment for the March 2015 transaction described in Note 14 Subsequent Events to the audited financial statements of TEG included in this Form 8-K/A.  The March 2015 subsequent event will be accounted for by Hawker in the quarter ended May 31, 2015.  As part of that subsequent event:
•	BOTW was paid $400,000 by Sefton, which was applied against the amount outstanding under TEG’s loan payable to BOTW.
•
Hawker issued a note payable to Sefton in the amount of $400,000, which note bears simple interest at the rate of 6% per annum and is due on the earlier to occur of (a) March 18, 2018, or (b) expiration of certain of BOTW’s covenants to forbear in exercising its rights under the Credit Agreement. Upon TEG’s payment in full of the loan from BOTW, the note will be returned to Hawker for cancellation.

•
Sefton agreed to return to Hawker for cancellation (a) its Warrant to purchase up to an additional 5,000,000 shares of Hawker common stock for $0.25 per share (which was issued as part of Hawker’s acquisition of TEG), and (b) 1,500,000 shares of Hawker common stock.

Historically, TEG’s fiscal year end was December 31st and Hawker’s fiscal year end is August 31st. For the six months ended February 28, 2015, and the twelve months ended August 31, 2014, the operating results for TEG included in the pro forma results of operations are for the six months ended December 31, 2014, and the twelve months ended June 30, 2014, respectively.

Hawker Energy, inc.
Pro Forma Combined Consolidated Statement of Operations
Six Months Ended February 28, 2015
(unaudited, in thousands except per unit)

	Hawker	TEG	TEG	TEG			Hawker
	Six Months	Twelve Months	Six Months	Six Months			Six Months
	Ended	Ended	Ended	Ended			Ended
	February 28,	December 31,	June 30,	December 31,			February 28,
	2015	2014	2014	2014	Pro Forma		2015
	Historical	Historical	Historical	Historical(1)	Adjustments		Pro Forma(2)

Oil revenue	$101	$2,348	$1,374	$974	$(73)	a	$1,002

Expenses:
Direct operating expenses	106	1,691	821	870	(64)	a	912
Depreciation, depletion and amortization	52	279	137	142	(27)	a	134
					(33)	b
Professional fees	612	10	9	1	(12)	a	320
					(281)	c
Bonuses	240	-	-	-	-		240
General and administrative	174	978	473	505	(3)	a	676
Equity compensation expense	1,791	-	-	-	(670)	d	1,121
Total operating expenses	2,975	2,958	1,440	1,518	(1,090)		3,403

Net operating income (loss)	(2,874)	(610)	(66)	(544)	1,017		(2,401)

Other expense (income):
Interest (income)	(18)	-	-	-	18	e	-
Interest expense	230	658	190	468	(28)	a	650
					(20)	e
Change in fair value of conversion option	(27)	-	-	-	-		(27)
Total other expense	185	658	190	468	(30)		623

Loss before provision for income tax	(3,059)	(1,268)	(256)	(1,012)	1,047		(3,024)

Provision for income tax	-	-	-	-	-		-

Net income (loss)	$(3,059)	$(1,268)	$(256)	$(1,012)	$1,047		$(3,024)

Net loss per common share - basic and diluted	$(0.04)						$(0.04)

Weighted average common shares outstanding -
basic and diluted	68,630,474				3,000,000	f	71,630,474

(1) Represents statement of operations for TEG for the twelve months ended December 31, 2014 less six months ended June 30, 2014.
(2) Represents Hawker historical statement of operations for the six months ended February 28, 2015 plus TEG historical statement of operations for the six months ended December 31, 2014.

See accompanying notes to the Pro Forma Financial Statements.

Hawker Energy, inc.
Pro Forma Combined Consolidated Statement of Operations
Twelve Months Ended August 31, 2014
(unaudited, in thousands except per unit)

	Hawker	TEG	TEG	TEG	TEG			Hawker
	Twelve Months	Twelve Months	Six Months	Six Months	Twelve Months			Twelve Months
	Ended	Ended	Ended	Ended	Ended			Ended
	August 31,	December 31,	June 30,	June 30,	June 30,			August 31,
	2014	2013	2013	2014	2014	Pro Forma		2014
	Historical	Historical	Historical	Historical	Historical(1)	Adjustments		Pro Forma(2)

Oil revenue	$126	$4,511	$2,142	$1,374	$3,743	$-		$3,869

Expenses:
Direct operating expenses	63	2,890	1,726	821	1,985	-		2,048
Depreciation, depletion and amortization	42	363	166	137	334	(97)	b	279
Professional fees	837	43	33	9	19	-		856
Bonuses	480	-	-	-	-	-		480
General and administrative	297	1,296	587	473	1,182	-		1,479
Equity compensation expense	69	-	-	-	-	-		69
Total operating expenses	1,788	4,592	2,512	1,440	3,520	(97)		5,211

Net operating income (loss)	(1,662)	(81)	(370)	(66)	223	97		(1,342)

Other expense (income):
Interest (income)	(8)	-	-	-	-	8	e	-
Interest expense	95	181	91	190	280	(2)	e	373
Change in fair value of conversion option	(20)	-	-	-	-	-		(20)
Total other expense	67	181	91	190	280	6		353

Loss before provision for income tax	(1,729)	(262)	(461)	(256)	(57)	91		(1,695)

Provision for income tax	-	-	-	-	-	-		-

Net loss	$(1,729)	$(262)	$(461)	$(256)	$(57)	$91		$(1,695)

Net loss per common share - basic and diluted	$(0.05)							$(0.05)

Weighted average common shares outstanding -
basic and diluted	31,950,963					3,000,000	f	34,950,963

(1) Represents statement of operations for TEG for the twelve months ended December 31, 2013 less six months ended June 30, 2013, plus six months ended June 30, 2014.
(2) Represents Hawker historical statement of operations for the twelve months ended August 31, 2014 plus TEG historical statement of operations for the twelve months ended June 30, 2014.

See accompanying notes to the Pro Forma Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS OF HAWKER ENERGY, INC.

1.	Basis of presentation

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of Hawker and the historical financial statements of TEG.

Hawker has utilized TEG’s audited historical financial statements for the year ended December 31, 2014 and 2013, as well as the historical interim consolidated financial statements for the six months ended June 30, 2014 and 2013.

The unaudited pro forma condensed consolidated financial statements present the impact of the TEG Acquisition, which was described in the introduction to the unaudited pro forma condensed consolidated financial statement, on Hawker’s results of operations.  As TEG was already included in Hawker’s interim balance sheet as of February 28, 2015, there is no need to report a pro forma condensed consolidated balance sheet.

The acquisition of TEG is being treated as a business combination for GAAP purposes.

2.	Pro forma adjustments

The following adjustments for Hawker have been prepared as if the transaction occurred on September 1, 2013, for the unaudited pro forma condensed consolidated statement of operations for the six months ended February 28, 2015 and the year ended August 31, 2014:

(a)	To remove the results of operations of TEG for the month of February 2015 as the historical financials of TEG include six months of results.

(b)	To reflect the impact of the TEG Acquisition on depreciation and depletion expense. The purchase price allocation of the transaction is preliminary pending completion of valuation.

(c)	To eliminate transaction costs included in the historical financials statements of Hawker that were directly related to the TEG Acquisition.

(d)	To remove equity compensation expense resulting from the closing of the TEG Acquisition.

(e)	To eliminate interest income and interest expense recorded by Hawker and TEG in the historical financial statements, respectively, on the loan made by Hawker and its subsidiary to TEG.

(f)	To reflect the Hawker shares issued to Sefton to acquire TEG.